EXHIBIT 99.3

Navistar International Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Statements

On January 13, 2009, Navistar International Corporation (“Navistar” or the “Company”) announced that Navistar and Ford Motor Company (“Ford”) reached an agreement (“settlement agreement”) to restructure their ongoing business relationship and settle all existing litigation between the companies. On June 9, 2009, pursuant to the provisions of the settlement agreement, Navistar entered into the Fifth Amendment to the Blue Diamond Joint Venture Agreement with Ford to increase the Company’s equity interest in Blue Diamond Parts (“BDP”) from 49% to 75%, effective June 1, 2009. The receipt of additional equity interest from Ford was among the various components of the settlement agreement, and no additional consideration was paid to Ford in connection with the increase in equity interest in BDP. The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Navistar and BDP after giving effect to the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The Company engaged a third-party valuation firm to assist in determining the fair value of the increased equity interest in BDP and corresponding gain for this component of the settlement agreement. The fair value was based on a discounted cash flow model utilizing BDP’s estimated future cash flows developed by management. The preliminary fair value of the increased interest was $23 million and the Company expects to recognize a gain of this amount in Other income, net for the settlement, which will be reflected in Navistar’s consolidated statement of operations for the period ended July 31, 2009. These allocations reflect various preliminary estimates that are available at the time of the preparation of this Current Report on Form 8-K/A, and are subject to change during the purchase price allocation period as valuations are finalized.

At the time of the agreement, Navistar and BDP had different fiscal year ends. In conjunction with the agreement, BDP adopted the Company’s fiscal year end of October 31. The unaudited pro forma condensed combined balance sheet as of April 30, 2009 is presented as if the Company’s increased equity interest in BDP had occurred on April 30, 2009 and is based on the Company’s and BDP’s historical unaudited consolidated balance sheets as of April 30, 2009. The unaudited pro forma combined statements of operations for the six months ended April 30, 2009 and the year ended October 31, 2008 are presented as if the Company’s increased equity interest in BDP had occurred on November 1, 2007 and was carried forward through each of the aforementioned respective periods. For the six months ended April 30, 2009, the unaudited pro forma combined statement of operations is based on the Company’s and BDP’s historical unaudited consolidated statements of operations for the six months ended April 30, 2009. For the year ended October 31, 2008, the unaudited pro forma combined statement of operations is based on the Company’s historical audited consolidated statement of operations for the year ended October 31, 2008 and BDP’s historical audited consolidated statement of operations for the year ended December 31, 2008. The historical consolidated financial statements of BDP have been adjusted to reflect certain reclassifications to conform to the Company’s financial statement presentation.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of BDP included in Exhibit 99.1 and Exhibit 99.2 of this Current Report on Form 8-K/A and the historical financial statements and accompanying notes of Navistar included in our Form 10-K for the year ended October 31, 2008 and our Form 10-Q for the period ended April 30, 2009.

These unaudited pro forma condensed combined financial statements are prepared by management for informational purposes only in accordance with Article 11 of Regulation S-X and are not necessarily indicative of future results or of actual results that would have been achieved had the increased equity interest been consummated as of the dates presented, and should not be taken as representative of future consolidated results or operations of financial position of the Company.

Navistar International Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of April 30, 2009

	Historical
	Navistar International Corporation	Blue Diamond Parts, LLC	Pro Forma Adjustments	Notes		Pro Forma Consolidated
(in millions)
Assets
Current assets
Cash and cash equivalents	$718	$2	$—			$720
Finance and other receivables, net	2,449	63	(42)	(A	)	2,470
Inventories	1,646	—	—			1,646
Other current assets	236	—	—			236

Total current assets	5,049	65	(42)			5,072
Restricted cash and cash equivalents	651	—	—			651
Finance and other receivables, net	1,746	—	—			1,746
Property and equipment, net	1,419	—	—			1,419
Goodwill	287	—	—			287
Intangible assets, net	211	—	45	(B	)	256
Other noncurrent assets	294	—	(9)	(C	)	285

Total assets	$9,657	$65	$(6)			$9,716

Liabilities, Redeemable Equity Securities, and Stockholders’ Equity (Deficit)
Current liabilities
Notes payable and current maturities of long-term debt	$579	$—	$—			$579
Accounts payable	1,525	42	(42)	(A	)	1,525
Other current liabilities	1,160	6	—			1,166

Total current liabilities	3,264	48	(42)			3,270
Long-term debt	5,070	—	—			5,070
Postretirement benefits liabilities	1,995	—	—			1,995
Other noncurrent liabilities	761	—	29	(D	)	790

Total liabilities	11,090	48	(13)			11,125
Redeemable equity securities	14	—	—			14

Stockholders’ equity (deficit)
Convertible junior preference stock	4	—	—			4
Common stock and additional paid in capital	2,111	2	(2)			2,111
Accumulated income (deficit)	(2,146)	15	9	(E	)	(2,122)
Accumulated other comprehensive loss	(1,252)	—	—			(1,252)
Common stock held in treasury, at cost	(164)	—	—			(164)

Total stockholders’ equity (deficit)	(1,447)	17	7			(1,423)

Total liabilities, redeemable equity securities, and stockholders’ equity (deficit)	$9,657	$65	$(6)			$9,716

See accompanying notes to the unaudited pro forma condensed combined balance sheet.

Navistar International Corporation and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

As of April 30, 2009

(A)	Reflects the elimination of $42 million of Intercompany transactions between Navistar and BDP.

(B)	Represents the recognition of $45 million of intangible assets related to customer relationships.

(C)	Represents the elimination of the Company’s equity method investment in BDP.

(D)	Reflects minority interest for Ford’s 25% equity interest in BDP.

(E)	Reflects the following adjustments to stockholders’ equity (deficit):

(in millions)
BDP historical accumulated income	$15
Recognition of intangible assets	45
Minority interest	(29)

Subtotal	31
Fair value of increased equity interest	(24)

Total	$7

The pro forma purchase accounting adjustments to stockholders’ equity (deficit) include a nonrecurring gain of $24 million related to the fair value of the increased equity interest, which is not included in the unaudited pro forma combined statements of operations for the year ended October 31, 2008 and the six months ended April 30, 2009. Navistar expects to record a gain in connection with the receipt of additional equity interest from Ford of approximately $23 million, which will be reflected in the consolidated statement of operations for the period ended July 31, 2009.

Navistar International Corporation and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended October 31, 2008

	Historical
	Navistar International Corporation	Blue Diamond Parts, LLC(F)	Pro Forma Adjustments	Notes		Pro Forma Consolidated
(in millions, except per share data)
Sales and revenues
Sales of manufactured products, net	$14,399	$200	$33	(E	)	$14,632
Finance revenues	325	—	—			325

Sales and revenues, net	14,724	200	33			14,957

Costs and expenses
Costs of products sold	11,930	—	33	(E	)	11,963
Impairment of property and equipment	358	—	—			358
Selling, general and administrative expenses	1,453	22	5	(C	)	1,480
Engineering and product development costs	380	—	—			380
Interest expense	469	6	—			475
Other expenses, net	14	—	—			14

Total costs and expenses	14,604	28	38			14,670
Equity in income (loss) of non-consolidated affiliates	71	—	(85)	(B	)	(14)

Income before income tax and minority interest	191	172	(90)			273
Income tax expense	57	—	3	(D	)	60

Income before minority interest	134	172	(93)			213
Minority interest in net income of subsidiaries	—	—	43	(A	)	43

Net income	$134	$172	$(136)			$170

Basic earnings per share	$1.89					$2.40
Diluted earnings per share	$1.82					$2.32

Weighted average shares outstanding
Basic	70.7					70.7
Diluted	73.2					73.2

See accompanying notes to the unaudited pro forma combined statement of operations.

Navistar International Corporation and Subsidiaries

Notes to Unaudited Pro Forma Combined Statement of Operations

For the Year Ended October 31, 2008

(A)	Reflects Ford’s 25% minority interest in the earnings of BDP.

(B)	Reflects the elimination of the income in equity-method investment related to BDP.

(C)	Represents the amortization of intangible assets related to customer relationships with a useful life of nine years.

(D)	For the year-ended October 31, 2008, Navistar recorded tax expense with respect to current taxes payable for federal alternative minimum taxes and state income taxes. The tax adjustment is attributable to Navistar’s additional taxable income arising from its increased ownership in BDP.

(E)	Reflects core charges previously netted against net service revenues.

(F)	Effective June 1, 2009, BDP changed its fiscal year from December 31 to October 31. The unaudited pro forma combined statement of operations for the year ended October 31, 2008, as presented above, is based on the historical audited consolidated statement of operations of BDP for the year ended December 31, 2008. The unaudited pro forma combined statement of operations for the six months ended April 30, 2009 reflects the change in fiscal year and is based on the historical unaudited consolidated statement of operations of BDP for the six months ended April 30, 2009. As such, the months of November and December 2008 are included in both the annual and interim unaudited pro forma combined statements of operations. For the period of overlap, sales of manufactured products, net and net income of BDP were $38 million and $33 million, respectively.

Navistar International Corporation and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations

For the Six Months Ended April 30, 2009

	Historical
	Navistar International Corporation	Blue Diamond Parts, LLC(F)	Adjustments for Acquisition	Notes		Pro Forma Consolidated
(in millions, except per share data)
Sales and revenues
Sales of manufactured products, net	$5,636	$105	$13	(E	)	$5,754
Finance revenues	142	—	—			142

Sales and revenues, net	5,778	105	13			5,896

Costs and expenses
Costs of products sold	4,618	—	13	(E	)	4,631
Restructuring charges	55	—	—			55
Selling, general and administrative expenses	676	12	3	(C	)	691
Engineering and product development costs	238	—	—			238
Interest expense	150	2	—			152
Other income, net	(176)	—	—			(176)

Total costs and expenses	5,561	14	16			5,591
Equity in income (loss) of non-consolidated affiliates	31	—	(45)	(B	)	(14)

Income before income tax and minority interest	248	91	(48)			291
Income tax expense (benefit)	2	(1)	3	(D	)	4

Income before minority interest	246	92	(51)			287
Minority interest in net income of subsidiaries	—	—	23	(A	)	23

Net income	$246	$92	$(74)			$264

Basic earnings per share	$3.45					$3.71
Diluted earnings per share	$3.44					$3.69

Weighted average shares outstanding
Basic	71.2					71.2
Diluted	71.5					71.5

See accompanying notes to the unaudited pro forma combined statement of operations.

Navistar International Corporation and Subsidiaries

Notes to Unaudited Pro Forma Combined Statement of Operations

For the Six Months Ended April 30, 2009

(A)	Reflects Ford’s 25% minority interest in the earnings of BDP.

(B)	Reflects the elimination of the income in equity-method investment related to BDP.

(C)	Represents the amortization of intangible assets related to customer relationships with a useful life of nine years.

(D)	For the six months ended April 30, 2009, Navistar recorded tax expense with respect to current taxes payable for federal alternative minimum taxes and state income taxes. The tax adjustment is attributable to Navistar’s additional taxable income arising from its increased ownership in BDP.

(E)	Reflects core charges previously netted against net service revenues.

(F)	Effective June 1, 2009, BDP changed its fiscal year from December 31 to October 31. The unaudited pro forma combined statement of operations for the six months ended April 30, 2009, as presented above, reflects the change in fiscal year and is based on the historical unaudited consolidated statement of operations of BDP for the six months ended April 30, 2009. The unaudited pro forma combined statement of operations for the year ended October 31, 2008 is based on the historical audited consolidated statement of operations of BDP for the year ended December 31, 2008. As such, the months of November and December 2008 are included in both the annual and interim unaudited pro forma combined statements of operations. For the period of overlap, sales of manufactured products, net and net income of BDP were $38 million and $33 million, respectively.